Exhibit 10.12(1)

UPS Deferred Compensation Plan

Enrollment 2005

This communication summarizes the UPS Deferred Compensation Plan. There are two components of the UPS Deferred Compensation Plan—the Salary Deferral Feature and the Stock Option Deferral Feature. The Salary Deferral Feature is described in the first section of this booklet and the Stock Option Deferral Feature is described in the second section of this booklet. Complete details regarding the Plan are contained in the Plan Document.

The UPS Deferred Compensation Plan is a non-qualified plan that does not meet the tax code requirements for a qualified retirement plan and is not subject to most of the requirements of ERISA. Amounts deferred under the Salary Deferral Feature of the Plan remain part of UPS’s general assets and are subject to the claims of UPS’s and your employer’s creditors. UPS and its subsidiaries have established grantor trusts for shares of UPS Stock deferred under the Stock Option Deferral Feature of the Plan. The assets of those trusts are subject to the claims of UPS’s and your employer’s creditors. In the event of UPS’s or your employer’s insolvency or bankruptcy, your benefit under this Pan could be entirely lost.

This booklet constitutes part of the official prospectus covering securities that have been registered under the Securities Act of 1933.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities offered by this prospectus or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

UPS DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Plan Description: Salary Deferral Feature	3
Eligibility	6
Deferral Elections	6
Investment Options	11
Distribution Options	12
Withdrawal Options	15
Taxes	15
Enrollment Process	16
Plan Description: Stock Option Deferral Feature	17
Eligibility	18
Deferral Elections	18
Option Exercise	19
Investment	20
Distribution Options	20
Withdrawal Options	22
Taxes	23
Election Process	25
Additional Information	26
Plan Administrator	26
Plan Amendment or Termination	26
Miscellaneous	26
Where You Can Find Additional Information	27

Plan Description – Salary Deferral Feature

Q. What is the Salary Deferral Feature of the UPS Deferred Compensation Plan?

A. The UPS Deferred Compensation Plan (the “Plan”) is a non-qualified plan that has been established to allow you to defer up to 25 percent of your compensation. You may also elect to defer up to 100 percent of your half month pay into the Plan. The Plan also allows non-employee directors of United Parcel Service, Inc. to defer 100 percent of their retainer and meeting fees. Please note that your deferrals into this Feature will be in addition to your deferrals into the UPS Savings Plan. You may defer one to 25 percent of pay on a pre-tax basis into the Savings Plan, to a maximum of $14,000 in 2005. If you are age 50 by the end of 2005, you may also elect a catch-up contribution to the Savings Plan, to a 2005 maximum of $4,000.

Q. What is a non-qualified plan?

A. A non-qualified plan is a plan which does not meet the tax code requirements for a qualified retirement plan and which is not subject to most of the ERISA requirements. Amounts contributed to a non-qualified plan remain part of the company’s general assets or are contributed to a “grantor trust.” These assets remain subject to the claims of UPS’s and your employer’s creditors, and in the event of UPS’s or your employer’s insolvency or bankruptcy, your interest in the Plan could be entirely lost. Because of the additional risk associated with non-qualified plans, only non-employee directors and senior level employees may be offered the opportunity to participate.

Q. What are the advantages of participating in the Salary Deferral Feature of the UPS Deferred Compensation Plan?

A. Participation in the Salary Deferral Feature of the Plan allows you to reduce your current taxable income and permits the amount you contribute to grow on a tax-deferred basis until you receive a distribution from the Plan.

Example: A manager’s base salary is $11,750 per month plus half month pay of $5,875 for a total eligible compensation of $146,875 annually. The manager would like to defer the maximum 25 percent of base pay and 100 percent of the half month pay to the UPS Deferred Compensation Plan versus only contributing the maximum $14,000 per year in the UPS Savings Plan.

	UPS Savings Plan and UPS Deferred Compensation Plan	UPS Savings (only)
Total Eligible Pay (base salary and half month)	$146,875	$146,875

Salary Deferrals:
UPS Savings Plan (max. $14,000)	-14,000	-14,000
UPS Deferred Compensation Plan	-35,250	N/A
Half Month Pay (100 percent)	-5,875	N/A
Taxable Income	$91,750	$132,875

Q. How does salary deferral under the qualified UPS Savings Plan differ from the non-qualified Salary Deferral Feature of the UPS Deferred Compensation Plan?

A. Principal Characteristics:

	Qualified UPS Savings Plan		Non-qualified UPS Deferred Compensation Plan
Deferral on pre-tax basis	Yes		Yes
FICA/Medicare withheld on deferrals	Yes		Yes
Earnings accumulate tax free	Yes		Yes
Actual funds or assets held in trust safe from creditors	Yes		No
Distributions subject to income taxes	Yes		Yes
Federal income tax withholding on lump sum payments	Yes	(1)	Yes
Rollover into an IRA allowed	Yes		No
10 year income tax averaging available	Yes		No
Hardship withdrawals available	Yes		Yes	(2)
Loans against accounts available	Yes		No

(1)	If not rolled over.

(2)	“Hardship” definition is more stringent than in the UPS Savings Plan.

Q. Does this mean I will have two separate salary deferral accounts?

A. Yes, the UPS Savings Plan and the UPS Deferred Compensation Plan are two separate plans. You will receive a separate itemized annual statement for the UPS Deferred Compensation Plan. Statements may be viewed online at any time through the UPS Savings Advantage Web site, http://upssavings.csplans.com.

Eligibility

Q. Who is eligible to participate in the Salary Deferral Feature of the Plan?

A. You are eligible to participate in the Salary Deferral Feature of the Plan on an annual basis if you are a region department manager or have equal or greater managerial responsibilities at UPS or one of the UPS authorized subsidiaries, are eligible to participate in the UPS Savings Plan, and are not domiciled in Puerto Rico. In addition, non-employee directors of United Parcel Service, Inc. are eligible to participate in the Salary Deferral Feature of the Plan.

Q. Can I participate if I am promoted mid-year?

A. Yes, you are eligible to participate in the Salary Deferral Feature of the Plan once you are promoted to a region department manager or have equal or greater managerial responsibilities. Your eligibility begins 60 days after you are promoted (based on the Promotion Processing Form date). You will have 60 days from your promotion date to enroll in the Plan. If you fail to enroll during the 60-day window, you will not be able to participate this year. However, you will be able to enroll for next year during the October enrollment period. Newly elected non-employee directors may also elect to participate in the Salary Deferral Feature of the Plan within the 60-day period following his or her election.

Deferral Elections

Q. When can I make an election to defer?

A. Each year during the fall enrollment period (generally, October 1 to October 31) you can elect to defer up to 25 percent of your monthly base salary and/or up to 100 percent of your half month pay. Because October 31 falls on a Sunday in 2004, the 2005 enrollment period will be October1 to November 1, 2004. Newly eligible employees must make their first deferral election within 60 days after being promoted to region department manager or above. During the fall enrollment period, non-employee directors may elect to defer 100 percent of their retainer and meeting fees. New non-employee directors may make their first deferral election within 60 days after being named a director.

Q. Should I maximize my contribution into the UPS Savings Plan before making a contribution to this Plan?

A. Generally, yes. The UPS Savings Plan is a qualified retirement plan where assets are held in trust for future payment to you. Depending upon which UPS or UPS subsidiary you work for, you may be eligible for matching contributions on your pre-tax contributions to the UPS Savings Plan. Additionally, payments from the UPS Savings Plan are eligible for special tax treatment (e.g., rollover to an IRA). Because the UPS Deferred Compensation Plan is non-qualified, any assets set aside to fund these benefits will be subject to the claims of UPS’s and your employer’s creditors. Distributions to you from the Plan will be subject to immediate taxation and are not eligible for special tax treatment (e.g., rollover, loan, IRA). UPS does not match your contributions to the UPS Deferred Compensation Plan.

Salary Deferral Feature Example 1:

This manager elects to defer 10 percent from base salary and 50 percent from half month pay into the Salary Deferral Feature. The manager also elects to defer 10 percent of base salary into the UPS Savings Plan.

Manager’s base salary is $11,750 per month x 12 months	$141,000
Manager’s half month pay is $5,875	+ 5,875
Total Annual Eligible Compensation	$146,875

Here’s what the monthly activity would look like for the UPS Deferred Compensation Plan and the UPS Savings Plan in this example.

2005	UPS Savings Plan		UPS Deferred Compensation Plan
	10%		10%
January	$1,175		$1,175
February	$1,175		$1,175
March	$1,175		$1,175
April	$1,175		$1,175
May	$1,175		$1,175
June	$1,175		$1,175
July	$1,175		$1,175
August	$1,175		$1,175
September	$1,175		$1,175
October	$1,175		$1,175
November	$1,175		$1,175
December	$1,075		$1,175
Half month	$0		$2,937.50

TOTAL	$14,000		$17,037.50

TOTAL DEFERRED		$31,037.50

It is recommended that you choose a percentage that results in the contribution of the maximum permissible contribution to the UPS Savings Plan ($14,000 in 2005) before calculating any amount to be deferred into the UPS Deferred Compensation Plan. The manager also may receive SavingsPLUS, the match on certain amounts deferred under the UPS Savings Plan.

Salary Deferral Feature Example 2:

This manager elects to defer the maximum 25 percent from base salary and 100 percent from half month pay into the Salary Deferral Feature. The manager also elects to defer 10 percent of base salary into the UPS Savings Plan.

Manager’s base salary is $11,750 per month x 12 months	$141,000
Manager’s half month pay is $5,875	+ 5,875
Total Annual Eligible Compensation	$146,875

Here’s what the monthly activity would look like for the UPS Savings Plan and the UPS Deferred Compensation Plan in this example.

2005	UPS Savings Plan		UPS Deferred Compensation Plan
	10%		25%
January	$1,175		$2,937.50
February	$1,175		$2,937.50
March	$1,175		$2,937.50
April	$1,175		$2,937.50
May	$1,175		$2,937.50
June	$1,175		$2,937.50
July	$1,175		$2,937.50
August	$1,175		$2,937.50
September	$1,175		$2,937.50
October	$1,175		$2,937.50
November	$1,175		$2,937.50
December	$1,075		$2,937.50
Half Month	$0		$5,875.00

TOTAL	$14,000		$41,125.00

TOTAL DEFERRED		$55,125

It is recommended that you choose a percentage that results in the contribution of the maximum permissible contribution ($14,000 in 2005) to the UPS Savings Plan before calculating any amount to be deferred to the UPS Deferred Compensation Plan. The manager also may receive SavingsPLUS, the match on certain amounts deferred under the UPS Savings Plan.

Salary Deferral Feature Example 3:

This manager elects to defer 5 percent from base salary and zero percent from half month pay into the Salary Deferral Feature. The manager also elects to defer 10 percent of base salary into the UPS Savings Plan.

Manager’s base salary is $11,750 per month x 12 months	$141,000
Manager’s half month pay is $5,875	+5,875
Total Annual Eligible Compensation	$146,875

Here’s what the monthly activity would look like for the UPS Savings Plan and the UPS Deferred Compensation Plan in this example.

2005	UPS Savings Plan		UPS Deferred Compensation Plan
	10%		5%
January	$1,175		$587.50
February	$1,175		$587.50
March	$1,175		$587.50
April	$1,175		$587.50
May	$1,175		$587.50
June	$1,175		$587.50
July	$1,175		$587.50
August	$1,175		$587.50
September	$1,175		$587.50
October	$1,175		$587.50
November	$1,175		$587.50
December	$1,075		$587.50
Half month	$0		$0

TOTAL	$14,000		$7,050.00

TOTAL DEFERRED		$21,050

It is recommended that you choose a percentage that results in the contribution of the maximum permissible contribution ($14,000 in 2005) to the UPS Savings Plan before calculating any amount to be deferred to the UPS Deferred Compensation Plan. The manager also may receive SavingsPLUS, the match on certain amounts deferred under the UPS Savings Plan.

Q. Will I need to wait until my UPS Savings Plan pre-tax deferral reaches the maximum for 2005 ($14,000) before I begin to defer funds into the UPS Deferred Compensation Plan?

A. No. However, it is to your advantage to defer the maximum amount into the UPS Savings Plan. Before you decide what percentage to defer into the UPS Deferred Compensation Plan, make sure you are deferring the maximum $14,000 into the UPS Savings Plan. The amount you defer into the UPS Savings Plan can be changed monthly. Your deferral percentage into the UPS Deferred Compensation Plan cannot be changed for the entire calendar year.

Q. When will my salary deferrals under the UPS Deferred Compensation Plan begin?

A. The first deferral amount will reduce your January 2005 base pay and continue through December 2005. If you elect to have money deferred from your half month check, this amount will be deducted from your December 2005 half month pay. Your deferral into the UPS Savings Plan will occur simultaneously.

Q. When will my salary deferrals be credited to my account?

A. If you make a Salary Deferral election, a bookkeeping account will be established for you under the Plan (your “Salary Deferral Account”). The deferrals will be credited to your Salary Deferral Account as soon as practicable following each pay period, but generally no later than ten business days after you receive the paycheck from which the deduction was made.

Q. Can I change my UPS Deferred Compensation Plan annual deferral elections?

A. No, your annual election to defer salary to the UPS Deferred Compensation Plan, once made, cannot be changed for that calendar year. Your initial election must be made during the October enrollment period and must be postmarked by November 1, 2004. Once you make your annual deferral election, you cannot change the deferral percentage amount until the next annual deferral election period (usually in October for the next calendar year).

Investment Options

Q. What are my investment options?

A. Your Salary Deferral Account will accrue earnings based on the investment option(s) you select. These investment options are the same core funds offered in the UPS Savings Plan, as well as UPS Stock. The investment options currently available to you in the UPS Deferred Compensation Plan are:

Government Short-term Investment Fund	Russell 2000 Index Fund
Stable Value Fund	EAFE Index Fund*
Bond Market Index Fund	Bright Horizon 2005
Balanced Fund	Bright Horizon 2015
S&P 500 Equity Index Fund	Bright Horizon 2025
S&P Midcap 400 Index Fund	Bright Horizon 2035
Fidelity Magellan Fund	UPS Stock*

*	The Plan will assess a 2 percent short-term trading fee for money transferred out of the EAFE Fund and/or paid out as a distribution within 30 days of investment in the Fund. The 2 percent redemption fee is assessed against the gross proceeds from the sales transaction. This short-term trading fee will only apply to a sale of the Fund due to a transfer request and/or a distribution. For this purpose, units held longest will be liquidated first and units held the shortest will be liquidated last. The redemption fees assessed are reinvested into the UPS EAFE Trust Fund for the benefit of all participants in the Plan with balances in the Fund. This fee is designed to offset market impact and other costs associated with fluctuations in the UPS EAFE Fund caused by short-term shareholder trading.

Note:

•	ALL purchases and sales of UPS Stock, whether through the UPS Deferred Compensation Plan or otherwise, are subject to the UPS Insider Trading Guidelines.

•	There is no limit on the amount you may invest in UPS Stock.

•	The Self-Managed Account is not available as an investment option for the Salary Deferral Feature of the UPS Deferred Compensation Plan.

•	Please see the summary plan description and summaries of material modifications for the UPS Savings Plan for a description of each investment option. If you have any questions, you may call the UPS Deferred Compensation Plan Administrator.

Q. Can I reallocate my account balance in my Salary Deferral Account between the investment options?

A. Yes, you may reallocate your Salary Deferral Account balance among the different investment options on a daily basis. (Please note that all purchases and sales of UPS Stock, whether in the UPS Deferred Compensation Plan or otherwise, are subject to the UPS Insider Trading Guidelines.) You will be able to change your investment selections by accessing your account online at http://upssavings.csplans.com. You may also change your investment selections by calling the UPS Savings Advantage service center at 1-800-541-6154 and speaking to a Participant Service Representative Monday through Friday from 7:30 a.m. to 5:00 p.m. (Eastern Time), except for stock market holidays. This reallocation capability includes both the new deferrals being deferred into your account and existing investment account balances. Your account will continue to accrue earnings or losses based on your investment elections until your Salary Deferral Account balance is fully distributed.

Note: Because the Plan is non-qualified, your investment selections are for recordkeeping purposes only and no funds will be set aside or invested in the options you select. Your selections will be used solely for purposes of determining the value of your Salary Deferral Account.

Q. What are the investment risks?

A. Due to the risks inherent in all investment activities, the total value of your account may be greater or smaller than your total deferrals. Additionally, because your account is unfunded, your rights to receive payments in the event of UPS’s or your employer’s bankruptcy or insolvency (as remote as that may seem) will be the same as that of any other unsecured general creditor.

Distribution Options

Q. When am I eligible to receive a distribution of my Salary Deferral Account?

A. You are eligible to receive a distribution of your Salary Deferral Account when you terminate employment from UPS, retire, become disabled or die.

Q. What are my distribution options?

A. When you initially enroll, you can select one of the five distribution options listed below. You may change your distribution option at any time. However, for tax reasons, changes to your distribution election must be on file for at least 12 months in order to be effective. The five options are:

Option 1: 3 Year Installment (36 monthly payments)

Option 2: 5 Year Installment (60 monthly payments)

Option 3: 7 Year Installment (84 monthly payments)

Option 4: 10 Year Installment (120 monthly payments) – DEFAULT (if not on file)

Option 5: Lump Sum Payment (one payment)

Note: If your total Salary Deferral Account balance is less than $20,000 (determined as of your termination date), you will receive a lump sum payment regardless of the option you have selected.

Q. Does the distribution option I selected for my Salary Deferral Account apply to my Stock Option Account?

A. No, your selection of a distribution option for your Salary Deferral Account is separate from, and may be different than, the distribution option you select for your Stock Option Account.

Q. How do I select a distribution option?

A. You must select a distribution option upon your initial enrollment in the Plan. You may change your distribution option at any time. However, to be effective the change must be on record for a period of not less than 12 months before your distribution eligibility date (the date distributions are scheduled to commence). If you fail to select a distribution option, your final distribution will be paid over 10 years (120 monthly installments) if your account balance is equal to or greater than $20,000.

Q. How do I change my distribution option?

A. In order to change your distribution option, you may go to our Web site, http://upssavings.csplans.com, and print a Distribution Election Form from the Forms section of Plan Information. You may also direct your request to the UPS Savings Advantage service center at 1-800-541-6154 and speak with a Participant Service Representative. The representative will send you a Distribution Election Form. You must complete and return the updated form to the UPS Deferred Compensation Plan Administrator at the address printed on the form. To be effective, the change must be on record for a period of not less than 12 months before your distribution eligibility date.

Q. Can I decide to withdraw all of my Salary Deferral Account balance when I retire, become disabled or terminate employment from UPS, even if I have a valid monthly installment distribution option on file or I am already receiving monthly installments?

A. You may withdraw all of your Salary Deferral Account balance at any time. However, you will forfeit 10 percent of the total value of your account at the time of the withdrawal. Withdrawals will be paid in a lump sum.

Q. What happens to my Salary Deferral Account if I should die prior to receiving distribution of the entire account balance?

A. The balance in your account will be paid to your designated beneficiary(ies) in accordance with your distribution election in effect at the time of your death. In other words, your beneficiary(ies) will not be able to select a distribution option. However, your beneficiary may elect to withdraw your entire Salary Deferral Account balance at any time. Ten percent of the total value of the account at the time of the withdrawal will be forfeited. Withdrawals will be paid as a lump sum.

Q. How do I designate a beneficiary?

A. When you initially enroll, you may designate a beneficiary by completing the Beneficiary Designation Form. This beneficiary designation can be changed at any time.

Note: Your beneficiary designation applies to both your Salary Deferral Account and your Stock Option Account.

Q. How do I change my beneficiary?

A. In order to change your beneficiary designation(s), you may go to our Web site, http://upssavings.csplans.com, and print a Beneficiary Designation Form from the Forms section. You may also direct your request to the UPS Savings Advantage service center at 1-800-541-6154 and speak with a Participant Service Representative. The representative will send you a Beneficiary Designation Form. You must complete and return the updated beneficiary form to UPS Deferred Compensation Plan Administrator at the address printed on the form.

Withdrawal Options

Q. May I take a hardship withdrawal?

A. Hardship withdrawals are available. In the event of unusual extraordinary expenses or unforeseen financial hardship, you may petition the UPS Deferred Compensation Plan Committee for a distribution of the amount reasonably necessary to meet your financial need. This definition of hardship is more stringent than the hardship provision in a qualified 401(k) plan, and does not, for instance, include college expenses or costs in connection with a home purchase. It generally encompasses hardship generated by unforeseen circumstances, such as medical expenses, family loss of income by layoff and the like. The Committee may approve or deny the request in its sole discretion. Hardship withdrawals will be paid in a lump sum.

Q. May I take a withdrawal for reasons other than hardship?

A. You may withdraw all of your Salary Deferral Account balance at any time. However, you will forfeit 10 percent of the total value of your account. Withdrawals will be paid in a lump sum.

Q. May I take a loan?

A. Unlike the UPS Savings Plan or other qualified 401(k) plans, loans are not permitted under the UPS Deferred Compensation Plan.

Q. May I roll over my deferred account balance?

A. Unlike qualified 401(k) plans, rollovers are not permitted under the UPS Deferred Compensation Plan.

Taxes

Q. Am I taxed on my deferrals or earnings that are credited to my account?

A. Under current law, neither the deferrals nor the earnings on those amounts are subject to federal income tax until they are withdrawn from the Plan, as long as you make your election before you earn the income. All states with income taxes, except New Jersey and Pennsylvania, follow the federal law. As a result, there will be no income tax liability until you actually receive a distribution. Distributions from the Plan will be taxed as ordinary income upon receipt. You should consult with your legal counsel or tax advisor concerning your specific state or local city and county tax laws.

Q. What about Social Security and Medicare Taxes?

A. Deferred amounts are subject to Social Security and Medicare taxes at the time of the deferral (when they are deducted from your pay). However, the distributions from the UPS Deferred Compensation Plan, including the earnings, are not subject to these taxes under current law. Payments from the Plan will not reduce the Social Security benefits after retirement, as they do not represent wages for service performed at that time.

Note: Non-employee directors are not subject to Social Security and Medicare taxes on amounts deferred under the Plan.

Q. How will my distribution payments be reported?

A. Whether you are an active, terminated, or retired employee, your distribution payments will be reported to you on a Form W-2. Payments to beneficiaries, in the event of your death, will be reported on a Form 1099. Payments to non-employee directors will be reported on a Form 1099-MISC.

Q. How will my distributions be taxed?

A. Under current law, distributions from the UPS Deferred Compensation Plan are taxed as ordinary income when received, and no special tax advantages or penalties apply. Federal, state and local income taxes (see above for exceptions – New Jersey and Pennsylvania) will be withheld from your distribution payments when they are actually made.

Note: No federal, state or local income taxes will be withheld from payments made to non-employee directors, unless requested by the non-employee directors.

Q. Is my distribution eligible to be rolled over to an IRA?

A. No, because this is not a tax-qualified plan under the Internal Revenue Code, distributions are not eligible to be rolled over into an IRA.

Q. Will benefits paid to my beneficiaries be included in my gross estate for federal tax purposes?

A. Yes, the cumulative amounts in your account at the time of death will be included in your estate.

Note: You should consult with your own legal counsel or tax advisor concerning your beneficiary(ies) designations and plan to obtain the most appropriate result for your personal situation.

Enrollment Process

Q. How do I enroll in the Salary Deferral Feature of the UPS Deferred Compensation Plan?

A. If you are currently a Plan participant, complete the UPS Deferred Compensation Plan Salary Deferral Feature Enrollment Form. For those joining the Plan on January 1, 2005, complete the UPS Deferred Compensation Plan Salary Deferral Feature Initial Enrollment Form and the Beneficiary Designation Form. All forms must be completed and postmarked by November 1, 2004.

The completed form must be returned to CitiStreet at:

UPS Deferred Compensation Plan Administrator

CitiStreet

P.O. Box 5166

Boston, MA 02206-5166

Plan Description – Stock Option Deferral Feature

Q. What is the Stock Option Deferral Feature of the UPS Deferred Compensation Plan?

A. The UPS Deferred Compensation Plan is a non-qualified plan that allows you to defer receipt of shares of UPS Stock that otherwise would be taxable to you upon the exercise of a non-qualified stock option granted under the UPS Stock Option Plan or the UPS Incentive Compensation Plan. As a general rule, you will not be able to defer the gain on stock options granted in substitution of options granted by a company acquired by UPS. You may also elect to defer the receipt of shares of UPS Stock that would otherwise be subject to the alternative minimum tax (“AMT”) upon the exercise of an incentive stock option granted under the UPS Stock Option Plan or the UPS Incentive Compensation Plan. It is important that you fully understand the tax consequences associated with the election of this deferral. Please read the tax discussion in this section carefully and consult with your tax advisor prior to making any election to defer incentive stock option gain shares.

In order to take advantage of the Stock Option Deferral Feature, you must agree to pay the option exercise price with shares of class “A” UPS Stock that you have owned for at least 6 months before the option is exercised. The number of shares subject to your option in excess of the number of shares tendered as the exercise price will be deferred under the Plan. Your Stock Option Account under the Plan will be invested in the UPS Stock Account, and all distributions from your Stock Option Account will be made in UPS Stock.

Q. What is a non-qualified plan?

A. A non-qualified plan is a plan which does not meet the tax code requirements for a qualified retirement plan and which is not subject to most of the ERISA requirements. UPS and each participating UPS subsidiary has established an irrevocable “grantor” trust for the benefit of each employee who participates in the Stock Option Deferral Feature of the Plan. Amounts contributed to the trusts remain subject to the claims of UPS’s and your employer’s creditors, and in the event of UPS’s or your employer’s insolvency or bankruptcy, your interest in the Plan could be entirely lost. Because of the additional risk associated with non-qualified plans, only non-employee directors and senior level employees may be offered the opportunity to participate.

Q. What are the advantages of participating in the Stock Option Deferral Feature?

A. Ordinarily, when you exercise a non-qualified stock option, you will have ordinary income equal to the difference between the value of UPS Stock at the time of exercise and the exercise price. This difference often is referred to as the “spread.” Participation in the Stock Option Deferral Feature of the Plan allows you to avoid income upon exercise of the option and permits the value of the number of shares deferred to grow with the value of UPS Stock on a tax deferred basis until you receive a distribution from the Plan.

When you exercise an incentive stock option, you are not subject to ordinary income tax on the spread (the difference between the value of UPS Stock at the time of exercise and the exercise price). However, the gain attributable to the exercise of an incentive stock option is considered alternative minimum taxable income and, as a result, you may be subject to the alternative minimum tax. If you elect to defer your incentive stock option gain shares under the UPS Deferred Compensation Plan, you may defer the recognition of alternative minimum taxable income until you receive a distribution from the Plan. Again, it is important that you fully understand the tax consequences associated with this feature. Please read the tax discussion in this section carefully and consult with your tax advisor prior to making any election to defer incentive stock option gain shares.

Q. Are there any disadvantages of participating in the Stock Option Deferral Feature?

A. Your Stock Option Account will be invested in UPS Stock. You will not be able to diversify your account into any other investment options, so the value of your Stock Option Account will rise or fall with the value of UPS Stock. If you elect to defer the spread on your non-qualified or incentive stock option, you will have to use shares of class “A” UPS Stock owned by you for at least 6 months to pay the option exercise price. If you make a stock option deferral election, but you do not have sufficient class “A” shares to pay the exercise price, you cannot exercise your option and it will expire. If you do not elect to defer the spread on your non-qualified or incentive stock option, you may choose to use either cash or shares of class “A” UPS Stock owned for at least 6 months to exercise the option. With respect to the exercise of a non-qualified stock option, even though you will not be taxed on the spread for federal income tax purposes, you will be taxed on the value of the spread for federal Social Security and Medicare purposes. The amount of the Social Security and Medicare taxes owed by you on the spread will be deducted from your pay. Note that the spread on an incentive stock option is not taxable for either Social Security or Medicare purposes.

Note: Non-employee directors are not subject to Social Security and Medicare taxes on deferred amounts.

Eligibility

Q. Who is eligible to participate in the Stock Option Deferral feature?

A. You are eligible to participate in the Stock Option Deferral Feature of the Plan if, as of the beginning of the enrollment period, you are a region department manager or have equal or greater responsibilities at UPS or one of the UPS authorized subsidiaries, are eligible to participate in the UPS Savings Plan and are not domiciled in Puerto Rico. In addition, non-employee directors of United Parcel Service, Inc. are eligible to participate in the Stock Option Deferral Feature of the Plan.

Q. Can I participate if I am promoted mid-year?

A. No, unlike the Salary Deferral Feature of the Plan, promotion to eligible status after the beginning of the enrollment period will not trigger a special enrollment window for the Stock Option Deferral Feature.

Deferral Elections

Q. When can I make an election to defer?

A. Each year during the fall enrollment period (October 1 to November 1, 2004) you can elect to defer receipt of the shares of UPS Stock representing the spread upon the exercise of a non-qualified or incentive stock option scheduled to vest in the next calendar year.

Deferral Grant Year	Type	Vests	Expires	Period
2002	IS/NQ	4/25/2005	4/25/2012	10/2004
2003	NQ	5/02/2008	5/02/2013	10/2007
2004	NQ	5/03/2009	5/03/2014	10/2008

Q. When will my deferral be credited to my account?

A. If you make a Stock Option Deferral election, a bookkeeping account will be established for you under the Plan (your “Stock Option Account”). The number of shares representing the spread will be credited to your Stock Option Account when you exercise your option. In addition, your Stock Option Account will be credited with dividend equivalent amounts equal to any cash or stock dividends paid on UPS Stock while you have your Stock Option Account under the Plan. Separate sub-accounts will be established to track your non-qualified and incentive shares. All dividends on incentive shares will be credited to your non-qualified sub-account so that we will be able to appropriately identify your incentive shares upon distribution.

Q. May I elect to defer only part of the spread upon the exercise of my stock option?

A. No. A stock option deferral election will apply to the entire amount of the spread on the exercise of your stock option. However, you may elect to defer your non-qualified stock option and/or your incentive stock option.

Q. Can I change my deferral election?

A. No. Your stock option deferral election will be irrevocable — that is, once made it cannot be changed. Your election must be made during the October enrollment period and must be postmarked by November 1, 2004. Your election, however, only applies to options scheduled to vest in the next calendar year, i.e., April 25, 2005, and does not carry over to options that vest in later years.

Q. What happens if after I have made a stock option deferral election, but before I exercise my option, I retire or otherwise terminate my employment with UPS?

A. If you retire or otherwise terminate employment after you have made a stock option deferral election, but before you have exercised your option, your deferral election will be void. You may still be able to exercise your stock option if you retire with the consent of UPS or in accordance with the UPS Retirement Plan; however, you will not be permitted to defer the spread. The terms of the UPS Stock Option Plan or the UPS Incentive Compensation Plan (whichever is applicable) govern the extent, if any, to which you may exercise your stock option after your employment with UPS terminates.

Option Exercise

Q. If I have made a stock option deferral election, can I nevertheless decide to exercise my option using cash to pay the option exercise price?

A. No. If you make a stock option deferral election, you must pay the exercise price using shares of class “A” UPS Stock that you have owned for at least 6 months prior to the date of exercise of the option. Additionally, if you do not have sufficient class “A” shares to pay the exercise price, you cannot exercise your option and it will expire.

Q. After I have made my stock option deferral election, what happens if I decide not to exercise my stock option or don’t exercise before the expiration date?

A. If you make a stock option deferral election, you are not required to exercise your stock option. If you choose not to exercise your option, both your option and your stock option deferral election will expire.

Investment

Q. What are my investment options?

A. Your Stock Option Account will be invested in UPS Stock. Thus, the value of your Stock Option Account will rise and fall to the same extent that the value of UPS Stock rises and falls.

Q. Can I reallocate my Stock Option Account balance among other investment options?

A. No, your Stock Option Account cannot be reallocated among any investment options other than the UPS Stock.

Note: Because the Plan is non-qualified, shares of UPS Stock contributed to the grantor trust are subject to UPS’s and your employer’s creditors.

Q. What are the investment risks?

A. Because the value of your Stock Option Account depends on the value of UPS Stock, the total value of your account may be greater or smaller than your total deferrals. Additionally, because your account is unfunded, your rights to receive payments in the event of UPS’s or your employer’s bankruptcy or insolvency (as remote as that may seem) will be the same as that of any other unsecured general creditor.

Distribution Options

Q. When am I eligible to receive a distribution from my Stock Option Account?

A. You are eligible to receive a distribution of your account if you terminate employment with UPS, retire, become disabled or die. Distributions will be processed once per year at the end of March. The first distribution to you or your beneficiary will be made at the end of March in the year following the year in which you terminate employment, retire, become disabled or die. If your distribution will be in a form other than a lump sum distribution and you have shares in both the non-qualified and incentive stock option sub-accounts, your distribution will automatically be pro-rated across the sub-accounts. You may not choose which sub-account from which you would like your shares to be distributed.

Q. What are my distribution alternatives?

A. When you make your initial stock option deferral election, you can select one of the five distribution options listed below:

Alternative 1: 3 Year Installment (3 annual payments)

Alternative 2: 5 Year Installment (5 annual payments)

Alternative 3: 7 Year Installment (7 annual payments)

Alternative 4: 10 Year Installment (10 annual payments) – DEFAULT (if not on file)

Alternative 5: Lump Sum Payment (one payment)

Note: If your total Stock Option Account balance is less than $20,000 (determined as of your termination date), you will receive a lump sum payment regardless of the option you have selected.

Q. Does the distribution alternative I select for my Stock Option Account apply to my Salary Deferral Account?

A. No. Your selection of a distribution alternative for your Stock Option Account is separate from, and may be different than, the distribution option you select for your Salary Deferral Account.

Q. How do I select a distribution alternative?

A. You must select a distribution alternative when you make your initial stock option deferral election under the Plan. You may change your distribution alternative at any time. However, to be effective the change must be on record for a period of not less than 12 months before your distribution date. If you fail to select a distribution alternative, your final distribution will be paid over 10 years (10 annual installments) if your Stock Option Account balance is equal to or greater than $20,000.

Q. How do I change my distribution alternative?

A. In order to change your distribution alternative, you should access your account online at http://upssavings.csplans.com and print a Stock Option Deferral Feature Change of Distribution Option Form from the Forms section. You may also direct your request to the UPS Savings Advantage service center at 1-800-541-6154 and speak with a Participant Service Representative. The representative will send you a Stock Option Deferral Feature Change of Distribution Option Form. You must complete and return the updated form to the UPS Deferred Compensation Plan Administrator at the address printed on the form. To be effective, the change must be on record for a period of not less than 12 months before your distribution date.

Q. Can I decide to withdraw all of my Stock Option Account balance when I retire, become disabled or terminate employment from UPS, even if I have a valid annual installment distribution option on file or I am already receiving annual installments?

A. You may withdraw all of your Stock Option Deferral Account balance at any time. However, you will forfeit 10 percent of the total value of your account at the time of the withdrawal. Withdrawals will be paid in a lump sum in whole shares of UPS Stock.

Q. Will my distribution be paid in cash or shares of UPS Stock?

A. Any distributions made to you from the non-qualified or incentive sub-accounts of your Stock Option Account will be paid in whole shares of class “A” UPS Stock. The value of any fractional non-qualified share will be added to the amount withheld for taxes.

Q. What happens to my account if I should die prior to receiving distribution of the entire account balance?

A. The balance in your account will be paid to your designated beneficiary(ies) in accordance with your distribution election in effect on the date of your death. In other words, your beneficiary(ies) will not be able to select a distribution alternative. However, your beneficiary may elect to withdraw your entire Stock Option Deferral Account balance at any time. Ten percent of the total value of the account at the time of the withdrawal will be forfeited. Withdrawals will be paid as a lump sum in whole shares of UPS Stock.

Q. How do I designate a beneficiary?

A. If you already have designated a beneficiary under the Plan, your beneficiary(ies) with respect to your Stock Option Account will be the same as your beneficiary(ies) for your Salary Deferral Account under the Plan. Note: Your beneficiary designation applies to both your Stock Option Account and your Salary Deferral Account.

If you have not yet designated a beneficiary under the Plan, you may access your account online at http://upssavings.csplans.com and print a UPS Deferred Compensation Plan Beneficiary Designation Form. You may also request a UPS Deferred Compensation Plan Beneficiary Designation Form from a Participant Service representative at the UPS Savings Advantage service center at 1-800-541-6154. The representative will send you a UPS Deferred Compensation Plan Beneficiary Designation Form. You must complete and return the beneficiary form to the UPS Deferred Compensation Plan Administrator at the address printed on the form.

Q. How do I change my beneficiary?

A. In order to change your beneficiary designation(s), you may access your account online at http://upssavings.csplans.com and print a UPS Deferred Compensation Plan Beneficiary Designation Form. You may also direct your request to the UPS Savings Advantage services center at 1-800-541-6154 and speak with a Participant Service Representative. The representative will send you a UPS Deferred Compensation Plan Beneficiary Designation Form. You must complete and return the updated beneficiary form to the UPS Deferred Compensation Plan Administrator at the address printed on the form.

Withdrawal Options

Q. May I take a hardship withdrawal?

A. Hardship withdrawals are available. In the event of unusual extraordinary expenses or unforeseen financial hardship, you may petition the UPS Deferred Compensation Plan Committee for a distribution of the amount reasonably necessary to meet your financial need. This definition of hardship is more stringent than the hardship provision in a qualified 401(k) plan, and does not, for instance, include college expenses or costs in connection with a home purchase. It generally encompasses hardship generated by unforeseen circumstances, such as medical expenses, family loss of income by layoff and the like. The Committee may approve or deny the request in its sole discretion. Hardship withdrawals will be paid in a lump sum in whole shares of class “A” UPS Stock.

Q. May I take a withdrawal for reasons other than hardship?

A. You may withdraw all of your Stock Option Account balance at any time. However, you will forfeit 10 percent of the total value of your account. Withdrawals will be paid in a lump sum in whole shares of class “A” UPS Stock

Q. May I take a loan?

A. Loans are not permitted under the UPS Deferred Compensation Plan. Taxes

Q. Am I taxed on my deferrals or appreciation on shares that are credited to my Stock Option Account?

A. Under current law, neither the deferrals nor any appreciation in the non-qualified stock option shares credited to your Stock Option Account are subject to federal income tax until they are withdrawn from the Plan. All states with income taxes, except New Jersey and Pennsylvania, follow the federal law. As a result, there will be no income tax liability until you actually receive a distribution. Distributions from your non-qualified sub-account will be taxed as ordinary income upon receipt. You should consult with your legal counsel or tax advisor concerning your specific state or local city and county tax laws.

We believe that current law supports the position that neither the deferrals nor any appreciation in the incentive stock option shares credited to your Stock Option Account are subject to either the regular income tax or the alternative minimum tax until they are withdrawn from the Plan. We also believe that current law supports the position that upon distribution of incentive stock option shares, the shares will not be subject to regular income tax, but will be included in determining your alternative minimum taxable income. It is important to note, however, that the Internal Revenue Service has not issued any rulings approving the deferral of incentive stock options or the tax treatment of the shares upon distribution. As a result, we strongly recommend that you consult your attorney or tax advisor prior to electing to defer your incentive stock options.

Q. What about Social Security and Medicare Taxes?

A. With respect to the exercise of a non-qualified stock option, deferred amounts are subject to Social Security and Medicare taxes at the time of the deferral (when your non-qualified stock option is exercised). UPS will deduct the applicable Social Security and Medicare taxes from your pay. However, the distributions from the Plan are not subject to these taxes under current law. Payments from the Plan will not reduce the Social Security benefits after retirement, as they do not represent wages for service performed at that time.

The spread on the exercise of an incentive stock option is not subject to either Social Security or Medicare taxes. Note: Non-employee directors are not subject to Social Security and Medicare taxes on deferred amounts.

Q. How will my distribution payments be reported?

A. Whether you are an active, terminated, or retired employee, distributions from your nonqualified option sub-account will be reported to you on a Form W-2. Payments to beneficiaries, in the event of your death, will be reported on a Form 1099-R. Payments to non-employee directors will be reported on a Form 1099-MISC.

Payments from your incentive stock option sub-account will not be reported on either a Form W-2 or Form 1099. You will be provided a statement reflecting the number of incentive option shares distributed in a calendar year so that you can properly compute your alternative minimum taxable income. If you have shares in both the non-qualified and incentive stock option sub-accounts, your distribution will automatically be pro-rated across the sub-accounts. You may not choose which sub-account from which you would like your shares to be distributed.

Q. How will my distributions be taxed?

A. Under current law, distributions from your non-qualified stock option sub-account are taxed as ordinary income when received, and no special tax advantages or penalties apply. UPS will withhold shares from your distribution payments to pay federal, state and local income taxes (see above for exceptions—New Jersey and Pennsylvania). Note: No federal, state or local income taxes will be withheld from payments made to non-employee directors.

As noted above, we believe that current law supports the position that upon distribution of incentive stock option shares, the shares will not be subject to the regular income tax, but will be included in determining your alternative minimum taxable income. It is important to note, however, that the Internal Revenue Service has not issued any rulings approving the deferral of incentive stock options or the tax treatment of the shares upon distribution. As a result, we strongly recommend that you consult your attorney or tax advisor prior to electing to defer your incentive stock options. No federal, state or local income taxes will be withheld from payments made from your incentive stock option sub-account.

Q. Is my distribution eligible to be rolled over to an IRA?

A. No, because this is not a tax-qualified plan under the Internal Revenue Code, distributions are not eligible to be rolled over into an IRA.

Election Process

Q. How do I elect to make a stock option deferral under the UPS Deferred Compensation Plan?

A. To make a stock option deferral election, you must complete and return the UPS Deferred Compensation Plan Stock Option Deferral Election Form by November 1, 2004. As part of this election, you will agree to pay the option exercise price in shares of class “A” UPS Stock that you have owned for at least 6 months prior to the option exercise. All forms must be completed and postmarked by November 1, 2004.

The completed form must be returned to CitiStreet at:

UPS Deferred Compensation Plan Administrator

CitiStreet

P.O. Box 5166

Boston, MA 02206-5166

Q. Does my participation in this Plan change the time frame during which I would normally exercise my 2002 Stock Option?

A. No, the terms of your 2002 Stock Option grant remain unchanged. Your 2002 option grant will vest on April 25, 2005, and you must exercise your option between April 25, 2005 and April 25, 2012 (subject to the applicable insider trading guidelines).

Additional Information

Plan Administrator

Q. Who is the administrator and how can I check my account balance?

A. The administrator for the UPS Deferred Compensation Plan is CitiStreet, the same company that administers the UPS Savings Advantage. Although you will receive an annual statement, you can determine the balance in your account at any time by accessing your account online at http://upssavings.csplans.com. You can also call 1-800-541-6154 and speak to a Participant Service Representative. Participant Service Representatives are available from 7:30 a.m. to 5:00 p.m. (Eastern Time) Monday through Friday, except for stock market holidays. No annual fees will be charged to you for the Plan. All fees associated with the Plan will be paid by UPS until and unless you are notified otherwise.

Plan Amendment or Termination

Q. Can the Plan be amended or discontinued?

A. Yes. UPS has established the Plan with the expectation that it will be continued indefinitely. Nevertheless, UPS retains the right to amend or terminate all or part of the Plan at any time. However, your Salary Deferral Account and the number of shares credited to your Stock Option Account, at the time of any amendment, suspension or termination of the Plan cannot be reduced (except by reason of future investment losses).

Miscellaneous

Q. Can I transfer, pledge or assign my accounts?

A. No. Rights to your Salary Deferral Account and Stock Option Account cannot be transferred, assigned, pledged or alienated. You may not pledge or assign your account balances to secure a bank loan or other indebtedness.

Q. Are there any restrictions on my ability to sell shares of UPS Stock that I receive in a distribution under the Plan?

A. Each person who controls, or is a member of a group that controls, or who is under common control with, UPS and who distributes any shares of UPS Stock obtained through a distribution under the Plan, and any broker or dealer who participates in any such distribution, may, in connection with such a distribution, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 unless the shares are sold pursuant to Rule 144 under the Securities Act. This brochure may not be used in connection with any resales of any shares received by such a person.

In addition, the filing requirements of Section 16(a) of the Securities Exchange Act of 1934 and the short-swing profit rules under Section 16(b) of the Exchange Act may apply to purchases and sales of UPS Stock, including shares received in a distribution under the Plan and subsequent resales of these shares, by any person who is an executive officer, director or beneficial owner of 10% or more of UPS’s outstanding common stock. Officers and directors should consult with the UPS Legal Department before offering for sale any of the shares of UPS Stock received in a distribution under the Plan so that we may ensure compliance with Rule 144, Section 16 and any other applicable provisions of federal and state securities laws.

Q. What happens if there is a sale or merger of UPS or other change in control of UPS?

A. In the event of a sale or merger of UPS or other change in control of UPS, the UPS Deferred Compensation Plan Committee will determine the effect of the transaction on the Plan.

Where You Can Find Additional Information

Q. Where can I find more information about UPS?

A. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings from the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this document the information that we file with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering will automatically update information in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

•	our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2004; and

•	the description of United Parcel Service of America, Inc.’s common stock, $.10 par value per share, contained in its registration statement on Form 8-A, filed with the SEC in April 1970, as updated by item 5 of its annual report on Form 10-K for the year ended December 31, 1998, as modified by the description of the class A-1 common stock contained in our registration statement on Form S-4 (no. 333-83349). We succeeded to the Exchange Act registration of United Parcel Service of America, Inc. pursuant to Rule 12g-3 under the Exchange Act.

Q. How can I obtain copies of this information?

A. We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request a copy of any and all of the documents incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies of such documents should be directed to United Parcel Service, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, attn: Investor Services, telephone number (404) 828-6059. In addition, we will furnish to each participant in the Plan a copy of our Annual Report to Shareowners. We will provide additional copies of our annual report, without charge, upon written or oral request to the address or telephone number listed above.